EX-99.77I

On October 28, 2008, Baird Funds, Inc. established a new series (Riverfront Long-Term Growth Fund)
with two classes (Investor Class and Institutional Class) as described in the Post-Effective Amendment No.
19 to the Funds' Registration Statement, as filed under Rule 485(a) of the Securities Act of 1933, as amended ("1933 Act"), with the Securities and Exchange Commission ("SEC") via EDGAR on August 14,
2008, and as contained in the definitive Prospectus filed under Rule 497(c) of the 1933 Act with the SEC via EDGAR on October 28, 2008.  Such descriptions are incorporated herein by reference.

On October 31, 2008, Baird Funds, Inc. liquidated one of its series (Baird SmallCap Fund) and the two classes of shares (Investor Class and Institutional Class) of that series.  In connection with such liquidation,
Baird Funds, Inc. filed a supplement to the Prospectus dated May 1, 2008 with the SEC via EDGAR pursuant to Rule 497(e) on October 29, 2008 and amended its articles of incorporation to eliminate the
Baird SmallCap Fund as a series.